UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 25, 2022

SPORTSMAP TECH ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-40916	86-3938682
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5353 WEST ALABAMA, SUITE 415

HOUSTON, texas 77056

(Address of principal executive offices and zip code)

(713) 479-5302

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value and three-quarters of one redeemable warrant	SMAPU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	SMAP	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	SMAPW	The NASDAQ Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2022, SportsMap Acquisition Corp. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Capital Market (the “Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company failed to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2022 and remains delinquent in filing its Form 10-K for the year ended December 31, 2021 with the SEC.

Under Nasdaq rules, the Company has until June 20, 2022 to submit a plan to regain compliance with the Nasdaq Listing Rule 5250(c)(1). If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-K, or until October 12, 2022, to regain compliance.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press release dated May 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAP TECH ACQUISITION CORP.

By:	/s/ David Gow
David Gow
Chief Executive Officer

Dated: May 27, 2022

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